EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contact:	Thomas L. Carter
4667 Austin Trace
Zionsville, IN 46077
(317) 230-3947
CHAMPIONSHIP LIQUIDATING TRUST
TO MAKE FINAL LIQUIDATING DISTRIBUTION
Indianapolis, Indiana, February 20, 2009 — Championship Liquidating Trust announced today that it will make the final liquidating distribution in an aggregate of $441,544.02, in cash, as soon as practicable to its unit holders which amount represents all the remaining cash of the Liquidating Trust, less final wind-up costs. In the final liquidating distribution, holders of units of Beneficial Interests of the Liquidating Trust will receive $0.03 in cash for each unit of Beneficial Interests of the Liquidating Trust held of record as of the close of business of December 31, 2005. In accordance with the terms of the Liquidating Trust Agreement, upon the completion of the final Liquidating Distribution, the Liquidating Trust’s existence will terminate. The Liquidating Trust will cease to be a reporting company under the Securities Exchange Act of 1934. The final 2008 tax information will be provided to each Beneficial Interest holder on or before March 15, 2009.

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